Total no. of pages:  5
There is No Exhibit Index


                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 25, 1997


                        MLH INCOME REALTY PARTNERSHIP VI

      (Exact name of registrant as specified in its governing instrument)


                    New York                         0-15532
            (State of Organization)          Commission File Number

                                   13-3272339
                      (I.R.S. Employer Identification No.)

                      World Financial Center, South Tower
               225 Liberty Street, New York, New York 10080-6112
               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code: (800) 288-3694

                              ITEM 5. OTHER EVENTS

     A. CLASS ACTION LITIGATION

     During calendar years 1995 and 1996, certain putative class actions were filed in the United States District Court for the Southern District of New York, purportedly on behalf of, among others, all persons who purchased limited partnership interests in MLH Income Realty Partnership VI (the "Registrant"). The actions were later consolidated into a single action (the "Consolidated Action").

     In addition to investors of the Registrant, the Consolidated Action was filed purportedly on behalf of all persons who purchased limited partnership interests in certain other limited partnerships formed by affiliates of MLH
Property Managers Inc. (the "Managing General Partner") and for which the Managing General Partner has acted or acts as a general partner, and certain other limited partnerships for whom Merrill Lynch, Pierce Fenner & Smith Incorporated acted as selling agent, against the Registrant's General Partners and certain direct and indirect subsidiaries and/or affiliates of Merrill Lynch & Co., Inc., as defendants (collectively, the "Defendants").

     The plaintiffs' complaint alleged that the Defendants (i) violated the Racketeer Influenced and Corrupt Organizations Act ("RICO"), (ii) engaged in fraud and negligent misrepresentation in connection with the sale of limited partnership interests in the Registrant and the other partnerships, (iii) breached their fiduciary duties, and (iv) breached their contracts or tortiously interfered with express or implied contracts and covenants.

     On August 25, 1997, the Honorable Michael B. Mukasey, United States District Judge in the Southern District of New York, issued a 51-page Opinion and Order granting the Defendants' motion to dismiss the Consolidated Action. Finding that plaintiffs' RICO claims were barred by the applicable statutes of limitations, the Court dismissed plaintiffs' RICO claims with prejudice and dismissed the remaining state law claims for lack of subject matter jurisdiction. The Court declined to grant plaintiffs leave to replead.

     B. TREASURE ISLAND DEVELOPMENT

     As disclosed in Reports previously filed, in February of 1996, Treasure Island Associates ("TIA"), a joint venture partnership between the Registrant and an unaffiliated entity, submitted an application to the City of Laguna Beach for the redevelopment of the land formerly know as Treasure Island, a mobile home community located in Laguna Beach, California (the "Property"). TIA owns the fee interest in the Property. The initial application included a combination of detached single-family residences, multi-family housing and resort hotel complex including meeting rooms and restaurants. The application was suspended on July 30, 1996 and a revised application was submitted in March, 1997.

     On February 27, 1997, TIA submitted a development proposal to the City of Laguna Beach for the redevelopment of the Property which consists of a local coastal program ("LCP") and a specific plan for the reuse of the property as a resort development. An LCP is required by California because the City of Laguna Beach has not obtained approval by the California Coastal Commission for the Property as required by the Coastal Act. Although the ultimate use and density of the Property are subject to legislative and administrative approvals of the City of Laguna Beach and the California Coastal Commission, the LCP describes a project consisting of a resort center with up to 250 guest rooms and associated conference, restaurant and parking facilities, 47 resort residential villas, and approximately 11.6 acres of public open space.

     Once the LCP and specific plan are approved by the City of Laguna Beach and the California Coastal Commission, the Registrant will seek implementing approvals which will consist of a site plan for the specific improvements to be constructed on the Property and a tract map which will subdivide the Property for financing and sale purposes.

     A  draft   environmental   impact   report   required  by  the   California
Environmental Quality Act was prepared for the project and released to the public for its review on August 25, 1997. California law provides a 45-day public review period after which administrative and legislative hearings on the Registrant's proposal will be scheduled with the Planning Commission and City Council of the City of Laguna Beach. The Registrant expects the proposal to be heard by the California Coastal Commission in the first half of calendar year 1998 with hearings before the Planning Commission and City Council of the City of Laguna Beach for the site plan and tract map to occur shortly thereafter.

     This Report contains statements of expected future developments. The Registrant wishes to insure that such statements are accompanied by meaningful cautionary statements pursuant to the safe harbor established in the Private
Securities Litigation Reform Act of 1995. These forward looking statements reflect the Managing General Partner's expectations that the Registrant will successfully receive acceptance by the California Coastal Commission and the City of Laguna Beach. These forward looking statements reflect the Managing General Partner's expectations and are based upon current available data. As a result, actual receipt of such approvals is subject to future events and uncertainties which could materially affect the ability of the Managing General Partner to receive these approvals. Among the factors which could materially affect the Managing General Partner's prospects for receiving the approvals are:
(i) uncertainties regarding the granting of approvals by the California Coastal Commission or City of Laguna Beach, (ii) possible delays in the administrative process required to obtain the approvals which are outside the control of the Managing General Partner; (iii) objections by third parties to the development plan proposed by the Managing General Partner for the Property, including possible litigation, which could significantly delay or ultimately prevent the receipt of one or both of the approvals. However, there can be no assurance that the approvals will be obtained. Also, at this time, even assuming the acceptances are obtained on a timely basis, the Managing General Partner is unable to predict with certainty at what point the Property can most effectively be marketed for sale.

     TIA acquired the Property on August 1, 1989. A description of the Property may be found in the Registrant's Current Report on Form 8-K dated August 15, 1989, a copy of which Report is incorporated herein by reference.

                Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        MLH INCOME REALTY PARTNERSHIP VI

                                     By:   MLH Property Managers Inc.
                                           Managing General Partner




                                     By:   ______________________________
                                           Jack A. Cuneo
                                           Chairman, Chief Executive Officer,
                                           President and Chief Operating Officer



Dated:  September 15, 1997